Exhibit 99.1

FOR IMMEDIATE RELEASE:

JONES SODA CO. ANNOUNCES MANAGEMENT CHANGES

Paul Norman Appointed Interim President and CEO, Succeeding David Knight

Board Search for a Permanent CEO is Underway

SEATTLE, Washington, October 28, 2024 – Jones Soda Co. (“Jones Soda” or the “Company”) (CSE: JSDA, OTCQB: JSDA) announces that, effective October 25, 2024, David Knight, the Company’s President and Chief Executive Officer, has departed the Company, and has been replaced by Paul Norman, chairman of the Jones Soda Board of Directors (the “Board”), who will serve as Interim President and Chief Executive Officer. Mr. Norman, who has served as a director on the Board since 2019 and as chairman of the Board since 2022, is a global consumer products leader with over 30 years of experience creating brand and shareholder value. Mr. Norman spent decades at the Kellogg Company, the multinational food-manufacturing company, where he served as President of Kellogg’s North America business from 2015 to 2018. He has extensive experience in building brands in the food and beverage industry while successfully navigating complex regulatory environments.

“I am honored to serve as Interim Chief Executive Officer during this transition period for the Company,” said Paul Norman, Interim Chief Executive Officer. “As we continue to launch new and exciting brands, I intend to ensure that Jones Soda will remain committed to focusing on value-creation strategies and operating efficiently. I look forward to working with the Board, the management team, and the entire organization to unlock value for the Company’s shareholders and to help identify and bring on a new permanent Chief Executive Officer who can execute on the many exciting initiatives we currently have underway.”

The search process to identify a permanent Chief Executive Officer is underway.

About Jones Soda

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading developer of sodas and cannabis-infused beverages known for their premium taste, unique flavors and unconventional brand personality. Launched in 1996 as the original craft soda brand, the Company today markets a diverse portfolio of sodas, mixers and wellness beverages under the Jones® Soda brand as well as a line of award-winning cannabis beverages and edibles leveraging Jones’ trademark flavors under the Mary Jones brand. For more information, visit www.jonessoda.com, www.myjones.com, or https://gomaryjones.com.

Contacts

Paul Norman, Interim Chief Executive Officer

1-206-624-3357

Investor Relations

Cody Cree

Gateway Group, Inc.

1-949-574-3860

JSDA@gateway-grp.com

The CSE does not accept responsibility for the adequacy or accuracy of this release.

NEITHER THE CANADIAN SECURITIES EXCHANGE NOR ITS REGULATIONS SERVICES PROVIDER HAVE REVIEWED OR ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Cautionary Statements Regarding Forward‐Looking Information

This news release may contain forward‐looking information within the meaning of applicable securities legislation in both Canada and the United States, which reflect management's current expectations regarding future events. Such information includes, without limitation, information regarding identification of a permanent Chief Executive Officer, and future growth and brands. Although the Company believes that such information is reasonable, it can give no assurance that such expectations will prove to be correct.

Forward‐looking information is typically identified by words such as: "believe", "expect", "anticipate", "intend", "estimate", "postulate" and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward‐looking information provided by the Company is not a guarantee of future results or performance and that such forward‐looking information is based upon a number of estimates and assumptions of management in light of management's experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release including, without limitation, that general business and economic conditions will not change in a material adverse manner; and assumptions regarding political and regulatory stability and stability in financial and capital markets.

Forward‐looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward‐looking statements. Such risks and other factors include, among others: the ability to identify a permanent Chief Executive Officer; the ability to execute future strategies and establish new brands, and other risks and factors that the Company is unaware of at this time.

The forward‐looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward‐ looking statements, whether as a result of new information, future events or otherwise, except as required by law.